RELEASE AND WAIVER OF CLAIMS
                                        and
                             NON-COMPETITION AGREEMENT


     THIS IS A RELEASE AND WAIVER OF CLAIMS AND NON-COMPETITION AGREEMENT (hereinafter referred to as "Agreement") made this 26th day of October 2000, by and between CDI Corp. (hereinafter referred to as "Company") and Mitch Wienick (hereinafter referred to as "Employee") which is entered into in connection with Employee's resignation of his employment with Company as of October 17, 2000 ("termination date").

      1. AS CONSIDERATION for Employee's release and waiver of claims and non-competition undertakings set forth herein, Company hereby agrees to:

            (a)  Pay Employee a lump payment of $570,000.

            (b) Pay for outplacement services for Employee at an outplacement firm to be agreed upon by Employee and Company, to a maximum Company payment of $30,000.

Such consideration will be paid to Employee provided that (i) Employee has executed this Agreement, (ii) the seven (7) day revocation period provided in
Section 9, below, has expired and (iii) Employee has not exercised his right of revocation.

      2. IN EXCHANGE for such consideration, Employee hereby, on behalf of himself, his descendants, ancestors, dependents, heirs, executors, administrators, assigns and successors, covenants not to make any claim or initiate any lawsuit, and fully and forever releases and discharges Company and its subsidiaries, affiliates, divisions, successors, and assigns, together with its and their past and present directors, officers, agents, attorneys, insurers, employees, stockholders, and representatives, from any and all claims, wages, demands, rights, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, debts, costs, expenses, attorneys' fees, damages, judgments, orders or liabilities of whatsoever kind or nature in law, equity or otherwise, whether now known or unknown, suspected or unsuspected which Employee now owns or holds or has at any time heretofore owned or held against said Company, arising out of or in any way connected with Employee's employment relationship with Company, or the termination of that employment, or any other transactions, occurrences, acts or omissions or any loss, damage or injury whatsoever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of Company committed or omitted prior to the date of this Agreement, including, but not limited to claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, any state statute which deals with discrimination or any claim for severance pay, bonus, salary, overtime pay, sick leave, holiday pay, vacation pay, stock options or other stock related compensation or programs, life insurance, health or medical insurance or any other fringe benefit, workers' compensation or disability benefit.

          This Agreement shall not, however, release any rights to:

               (i) those items to be paid as consideration hereunder and specifically set forth above;



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               (ii)   payments to which  Employee  would  otherwise  be entitled under any Company insurance, retirement, 401(k) plan, stock option or other stock based plan - the benefits under which will be paid in accordance with the terms of
                      such  plans  based  on  the   termination   of  Employee's
                      employment occurring through a voluntary resignation; or

               (iii) payment of salary through the date of termination of employment set forth above (however, no bonus will be paid for 2000), all PDOs earned and accrued through the date of termination and reimbursement of all business expenses incurred by Employee in connection with the Company's business and in accordance with the Company's policy for the reimbursement of such expenses.

      3. Employee also agrees that for the two-year period beginning on the termination date, Employee will not:

               (i) own, manage, operate, finance, join, control, or participate in the ownership, management, operation, financing or control of, or be connected, directly or indirectly, as proprietor, partner, shareholder, director, officer, executive, employee, agent, creditor, consultant, independent contractor, joint venturer, investor, representative, trustee or in any other capacity or manner whatsoever with, any entity that engages or intends to engage in any Competing Business anywhere in the world. "Competing Business" means any business or other enterprise which engages in the staffing business; and

               (11) directly or indirectly, solicit, interfere with or attempt to entice away from the Company, any officer or management employees of the Company or anyone who was one of the Company's officers or management employees within 12 months prior to such contact, solicitation, interference or enticement; and

               (iii) contact, solicit, interfere with or attempt to entice away from the Company, any customer on behalf of a Competing Business.

         Employee acknowledges that, in the event there is a breach of any of the above restrictions and obligations by Employee, the Company will suffer irreparable harm, the amount of which will be impossible to ascertain. Accordingly, in the event of such breach the Company will be entitled to cease making payments under this Agreement and, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either at law or in equity, to obtain damages for any breach or to enforce specific performance of the provisions or to enjoin Employee from committing any act in breach of this Agreement.

      4. Employee warrants and agrees that he is responsible for any federal, state, and local taxes, which may be owed by him by virtue of the receipt of any portion of the consideration herein, provided. Company will, however, make any appropriate withholdings on amounts to be paid hereunder, as required by law.


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      5.  Employee  agrees to perform  certain  actions  that may be  reasonably necessary in Company's defense or prosecution of disputes, claims and/or lawsuits that involve matters or events, which occurred during Employee's period of employment with Company. Such actions would include reviewing files and records, attending meetings, giving depositions, attending and testifying at trials and performing similar actions. Company agrees to provide reasonable notice, and as much notice as is practicable under the circumstances, to Employee before requesting Employee to perform any such actions. Company further agrees to cooperate with Employee in scheduling all such actions so as not to unduly burden Employee or to unduly interfere with Employee's other activities and responsibilities. Company agrees to promptly reimburse Employee for all out-of-pocket costs (including travel, meal and lodging costs) reasonably incurred by Employee in fulfilling Employee's responsibilities under this paragraph, upon Employee's providing proper documentation of such cost.

      6. Employee acknowledges that he has been encouraged to seek the advice of an attorney of his choice in regard to this Agreement. Company and Employee represent that they have relied upon the advice of their attorneys, who are attorneys of their own choice, or they have knowingly and willingly not sought the advice of their attorneys. Employee hereby understands and acknowledges the significance and consequences of such an Agreement and represents that the terms of this Agreement are fully understood and voluntarily accepted by him.

      7. Both Employee and Company have cooperated in the drafting and preparation of this Agreement. Hence, in any construction to be made of this Agreement, the same shall not be construed against any party on the basis that the party was the drafter.

      8. Employee acknowledges that he has had at least twenty-one (21) days to consider the terms of this Agreement prior to his signing it. If Employee has executed this Agreement prior to the end of such twenty-one (21) day consideration period, Employee acknowledges that such decision to waive any portion of the twenty-one (21) day consideration period was done knowingly and voluntarily.

      9. Employee further understands that he may revoke this Agreement within seven (7) days following his signing of the Agreement by giving written notice of such revocation to Company. Such notice must be dated within such seven day time period and must be received promptly thereafter by Company.

     10. This Agreement constitutes the entire agreement concerning the termination of Employee's employment and all other subjects addressed herein except for the provisions of Employee's Employment Agreement with the Company entered into as of April 8, 2000 that survive the termination of Employee's employment. This Agreement supersedes and replaces all prior negotiations. All agreements, proposed or otherwise, whether written or oral, concerning all subject matters covered herein are incorporated into this Agreement. The use of male pronouns herein is done for convenience only and shall be construed to mean and apply to both the male and female genders.

     11. If one or more of the provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect or impair any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.


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     12. Employee agrees to maintain the terms of this Agreement as confidential and not to disclose such terms to any party except his immediate family and his legal and financial advisors. Employee also agrees not to make any disparaging remarks about the Company.

-----------------------------         -----------------------------------------
     Date                                           Mitch Wienick



                                              CDI CORP.



                                       By:
--------------------------------       -----------------------------------------
     Date                              Walter R. Garrison, Chairman of the Board


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